Exhibit 99.1

News Release For further information, please contact:
5790 Widewaters Parkway, DeWitt, N.Y. 13214	Marya Burgio Wlos, EVP & Chief Financial Officer Office: (315) 299-2946

Community Financial System, Inc. Appoints Brenda M. Hall as New Independent Director

SYRACUSE, N.Y. — February 11, 2026 — Community Financial System, Inc. (the “Company”) (NYSE: CBU) announced today the appointment of Brenda M. Hall to its Board of Directors (the “Board”) as a new independent director, effective as of March 1, 2026. Ms. Hall is the former Executive Vice President and Chief Operating Officer of Standard Lines at Selective Insurance Group, Inc. (“Selective”) (Nasdaq: SIGI), where she built a distinguished 24-year career marked by progressive advancement and increasing leadership responsibilities.

During her tenure at Selective, Ms. Hall most recently served as Chief Operating Officer from October 2019 until her retirement in January 2026. In this role, she oversaw the company’s largest business segment, leading the development and execution of growth strategies, expansion into new geographic markets, enhancement of data-driven operations, and integration of predictive modeling into underwriting processes. Prior to her role as COO, Ms. Hall held several senior leadership positions at Selective, including Senior Vice President, Chief Strategic Operations Officer, and Senior Vice President, Director of Field Underwriting.

Ms. Hall brings to the Board extensive C-suite level experience in property and casualty insurance industry, with expertise in enterprise strategy, public company oversight, risk management, customer service, and regulatory compliance.  The Board has determined that Ms. Hall qualifies as an independent director under New York Stock Exchange and Board standards. With her appointment, the Board now consists of 14 directors, 13 of whom are independent. Ms. Hall also joined the Board of Directors of Community Bank, N.A. (the “Bank”), the Company’s banking subsidiary, and will serve on the Risk Committee of the Company and the Bank.

“We are pleased to welcome Brenda M. Hall as a new independent director to the Board of the Company and the Bank,” said Eric E. Stickels, Chair of the Board. “Brenda’s deep expertise in the insurance industry and her extensive C-suite leadership experience will be invaluable as we continue to expand and enhance our insurance services businesses. Her appointment underscores our ongoing commitment to enhancing the Board’s depth and expertise to provide effective oversight of the Company and its subsidiaries.”

Dimitar A. Karaivanov, President and Chief Executive Officer, added, “Brenda’s established track record at Selective demonstrates her ability to successfully lead and grow complex insurance operations. Her experience and reputation will be instrumental as we expand and enhance our insurance and financial services to provide sustainable and diversified revenue streams.”

About Community Financial System, Inc.

Community Financial System, Inc. is a diversified financial services company that is focused on four main business lines – banking services, employee benefit services, insurance services and wealth management services. Its banking subsidiary, Community Bank, N.A., is among the country’s 100 largest banking institutions with over $17 billion in assets and operates approximately 200 customer facilities across Upstate New York, Northeastern Pennsylvania, Vermont, Western Massachusetts and Southern New Hampshire. The Company’s Benefit Plans Administrative Services, Inc. subsidiary is a leading provider of employee benefits administration, trust services, collective investment fund administration, and actuarial consulting services to customers on a national scale. The Company’s OneGroup NY, Inc. subsidiary is a top 68 U.S. insurance agency. The Company also offers comprehensive financial planning, trust administration and wealth management services through its Nottingham Financial Group operating unit. The Company is listed on the New York Stock Exchange and the Company’s stock trades under the symbol CBU. For more information about the Company and each of its four main business lines visit https://communityfinancialsystem.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on the current beliefs and expectations of CBU’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. The following factors, among others, could cause the actual results of CBU’s operations to differ materially from its expectations: the macroeconomic and other challenges and uncertainties related to or resulting from current and future economic and market conditions, including the effects on CRE and housing or vehicle prices, unemployment rates, high inflation, U.S. fiscal debt, budget and tax matters, geopolitical matters, tariffs and global economic growth; fiscal and monetary policies of the Federal Reserve Board; the potential adverse effects of unusual and infrequently occurring events; litigation and actions of regulatory authorities; management’s estimates and projections of interest rates and interest rate policies; the effect of changes in the level of checking, savings, or money market account deposit balances and other factors that affect net interest margin; future provisions for credit losses on loans and debt securities; changes in nonperforming assets; ability to contain costs in inflationary conditions; the effect on financial market valuations on CBU’s fee income businesses, including its employee benefit services, wealth management services, and insurance services businesses; the successful integration of operations of its acquisitions and performance of new branches; competition; changes in legislation or regulatory requirements, including capital requirements; and the timing for receiving regulatory approvals and completing merger and acquisition transactions. For more information about factors that could cause actual results to differ materially from CBU’s expectations, refer to its annual, periodic and other reports filed with the Securities and Exchange Commission (“SEC”), including the discussion under the “Risk Factors” section of such reports filed with the SEC and available on CBU’s website at https://communityfinancialsystem.com and on the SEC’s website at https://sec.gov. Further, any forward-looking statement speaks only as of the date on which it is made, and CBU undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.